Exhibit 10.4

REVERSE SERVICES AGREEMENT

THIS REVERSE SERVICES AGREEMENT (this “Agreement”), dated July 2, 2026, is entered into by and between ConnectAndSell, Inc. a Delaware corporation (“CAS”), and Banzai International, Inc., a Delaware corporation (“Banzai”). CAS and Banzai are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

WHEREAS, Banzai and CAS have entered into that certain Asset Purchase Agreement, dated July 2, 2026 (the “Asset Purchase Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Asset Purchase Agreement;

WHEREAS, subsequent to the Closing, CAS will have continuing obligations under each of the CAS Unassigned Contracts (as defined below) that will not be transferred to Banzai until the assignment of each such CAS Unassigned Contract, or the termination of each such CAS Unassigned Contract (such relevant period, the “Transition Period”);

WHEREAS, the Parties desire that Banzai obtain, to the maximum extent permitted by Law and without violating the terms of any of the CAS Unassigned Contracts, all claims, rights and benefits under and to the CAS Unassigned Contracts, notwithstanding the retention thereof by CAS during the Transition Period, including the economic benefit thereof and any and all rights required (a) to effectively transfer to Banzai all rights and obligations under the CAS Unassigned Contracts, and (b) for Banzai to otherwise operate the Business during the Transition Period as if the CAS Unassigned Contracts had transferred to Banzai at Closing; and

WHEREAS, in furtherance thereof the Parties desire that, during the Transition Period, Banzai shall provide certain services to CAS on the terms and conditions set forth herein which will enable CAS to continue to perform its obligations under the CAS Unassigned Contracts and will enable Banzai to recognize the revenue of the CAS Unassigned Contracts.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
CAS Unassigned Contracts.
(a)
CAS shall use best efforts (but without any payment of money by CAS) to obtain as promptly as possible, and deliver to Banzai after the Closing, the written consents from customers necessary to effect the assignment of each customer contract (the “Customer Contracts”) from CAS to Banzai which have not been obtained prior to the Closing.
(b)
With respect to any required written consent for the Customer Contracts that has not obtained so as to enable CAS to assign such Customer Contracts to Banzai (the “CAS Unassigned Contracts”), Banzai shall provide the Services to the applicable customers on behalf of CAS pursuant to the terms of such CAS Unassigned Contracts.

(c)
CAS shall, at Banzai's written direction and sole expense, take all actions reasonably necessary to enforce CAS's rights under the CAS Unassigned Contracts, including, without limitation, collecting receivables, enforcing payment terms, pursuing breach claims, and exercising termination rights. CAS shall not settle, compromise, or release any claim or right under any CAS Unassigned Contract without Banzai's prior written consent. CAS shall promptly notify Banzai in writing of any default, breach, or potential claim by or against any counterparty to a CAS Unassigned Contract of which CAS becomes aware.
2.
Description of the Services.
(a)
Subject to the terms and provisions of this Agreement, Banzai shall (or shall cause its Affiliates to) provide to CAS, or to a customer of CAS upon CAS’s direction, all services that may be necessary or appropriate for CAS to continue to comply with its obligations under the CAS Unassigned Contracts (the “Services”). The Services will be provided in a manner that enables CAS to comply with its obligations to the applicable customers who are party to the CAS Unassigned Contracts. The Services will include all activities which are reasonably required for the proper performance and delivery of the Services, and are a necessary or inherent part of such Services, as performed by CAS in the ordinary course of business prior to the Closing and include, without limitation, making personnel of Banzai available to CAS (including former employees of CAS who become employees of Banzai).
(b)
During the Term, CAS shall not take any action, or fail to take any action, with respect to the CAS Unassigned Contracts or the customers thereunder that would adversely impact Banzai’s ability to provide any of the Services, unless directed in writing by Banzai to do so.
(c)
In providing the Services to CAS under this Agreement, Banzai shall (and shall cause its Affiliates to) provide the Services in a timely and professional manner that is generally consistent with the past practices of CAS in providing the same or similar Services for the Business prior to the execution of the Asset Purchase Agreement.
(d)
CAS shall not amend, renew, revise, or waive any rights under any of the CAS Unassigned Contracts unless it is directed in writing by Banzai to do so.
3.
Transition Representatives. Each Party will designate an individual who shall be the primary interface for the purposes of coordinating the Services provided hereunder (the “Transition Representative”). Such individual shall coordinate with the other Party’s Transition Representative to ensure that the Services are provided as needed. Each Party may change its Transition Representative by giving written notice to the other in accordance with the notice provisions of this Agreement.
4.
Term.
(a)
The term of this Agreement shall commence on the date hereof and, unless terminated earlier in accordance with Section 4(c), expire on the last day of the Transition Period (the “Term”).

(b)
During the Term, Banzai shall (or shall cause its Affiliates to) provide the Services for the period commencing on the date hereof and ending on the earlier to occur of (i) the expiration of the Term, (ii) the Parties mutually agree in writing that Services are no longer required to be provided by Banzai or its Affiliates, or (iii) with respect to any CAS Unassigned Contract, the date upon which such CAS Unassigned Contract is assigned to Banzai.
(c)
This Agreement may be terminated prior to expiration of the Term upon the mutual written agreement of the Parties.
5.
Consideration for Services.
(a)
As consideration for the Services, CAS shall pay to Banzai a monthly service fee equal to one hundred percent (100%) of the aggregate fees actually received by or on behalf of CAS under the CAS Unassigned Contracts during each calendar month (the “Service Fee”). The Service Fee shall accrue on the last day of each calendar month (or, with respect to the last month of the Term, pro-rated for the number of days during which Services are provided in such month) and shall continue to accrue for so long as Banzai is providing Services hereunder with respect to any CAS Unassigned Contract.
(b)
Banzai shall be entitled to deduct the accrued and unpaid Service Fee from any Base Earn-Out Consideration payable to CAS pursuant to the Asset Purchase Agreement prior to remitting such Base Earn-Out Consideration to CAS. For the avoidance of doubt, the amount of Base Earn-Out Consideration payable to CAS shall be reduced by the aggregate amount of the accrued and unpaid Service Fee, and such deduction shall be deemed to satisfy CAS's obligation to pay the Service Fee to the extent of such deduction. In the event that the Base Earn-Out Consideration is not achieved, is otherwise insufficient to satisfy the accrued Service Fee in full, or the Transition Period extends beyond the period during which Base Earn-Out Consideration is payable, CAS shall pay to Banzai the Service Fee (or the remaining unpaid portion thereof) in cash within thirty (30) days following the end of each calendar month in which such Service Fee accrues (or, if later, within thirty (30) days following the date on which it is determined pursuant to the Asset Purchase Agreement that no Base Earn-Out Consideration (or insufficient Base Earn-Out Consideration) is payable).
(c)
CAS shall also pay to Banzai one hundred percent (100%) of any and all fees paid to CAS by any customer of CAS in connection with the CAS Unassigned Contracts that are received by CAS after the Closing. CAS shall remit such fees to Banzai within five (5) Business Days of receipt by CAS of any such fees. CAS shall not offset, deduct, or withhold any amounts from such fees for any reason, including, without limitation, for third-party expenses or any other costs incurred by CAS in connection with the CAS Unassigned Contracts or otherwise. CAS is expressly prohibited from using any collections received from customers under the CAS Unassigned Contracts for any purpose other than remitting such collections to Banzai in accordance with this Section 5(c). CAS shall use its best efforts to facilitate the direct payment by counterparties to the CAS Unassigned Contracts of any and all fees thereunder to Banzai; provided that CAS shall not be required to take any action pursuant to this sentence that would violate the terms of any CAS Unassigned Contract or that would reasonably be expected to jeopardize CAS's relationship with any such counterparty.

(d)
Payments Received by CAS with Respect to Assigned Contracts.

(i) Customer Data File. At or prior to the Closing, CAS shall deliver to Banzai a complete and accurate customer data file in a mutually agreed format, which shall include (A) the legal name and billing address of each customer under an Assigned Contract (as defined in the Asset Purchase Agreement), (B) the name, title, telephone number, and email address of each customer's primary billing contact, and (C) such other customer information as Banzai may reasonably request to facilitate the transition of payment practices following the Closing (the "Customer Data File"). CAS shall supplement and update the Customer Data File as needed to reflect any changes of which CAS becomes aware during the sixty (60) days following the Closing.

(ii) Customer Notifications. Banzai shall be responsible for notifying customers under the Assigned Contracts of Banzai's updated banking information and payment instructions following the Closing. CAS shall use commercially reasonable efforts to assist Banzai in communicating such updated payment instructions to customers, including, without limitation, by (A) including notices of updated payment information in any invoices or customer communications sent by CAS to such customers following the Closing, (B) referring any customer inquiries regarding payment to Banzai's designated Transition Representative, and (C) cooperating with Banzai's reasonable requests in connection with the transition of customer payment practices.

(iii) Remittance of Misdirected Payments. CAS shall pay to Banzai one hundred percent (100%) of any and all amounts received by CAS after the Closing that relate to (A) Assigned Contracts or (B) any post-Closing billing or invoice issued by Banzai or CAS (at Banzai's direction) to any customer under an Assigned Contract (collectively, "Misdirected Payments"). CAS shall remit each Misdirected Payment to Banzai within two (2) Business Days of CAS's receipt thereof. CAS shall not offset, deduct, or withhold any amounts from any Misdirected Payment for any reason, including, without limitation, for third-party expenses or any other costs incurred by CAS. CAS is expressly prohibited from using any Misdirected Payments for any purpose other than remitting such amounts to Banzai in accordance with this Section 5(d).

(iv) Recordkeeping and Reporting. CAS shall maintain complete and accurate records of all Misdirected Payments received and all corresponding remittances made to Banzai pursuant to this Section 5(d). CAS shall provide Banzai with a written report no less frequently than weekly (or such other frequency as the Parties may agree in writing) setting forth, for the applicable reporting period: (A) the name of each customer from whom a Misdirected Payment was received; (B) the amount and date of each such receipt; (C) the invoice or contract to which such receipt relates; and (D) the amount and date of each corresponding remittance to Banzai. CAS shall retain all such records for a period of not less than three (3) years following the date of receipt of the applicable Misdirected Payment.

(v) Audit Rights. Banzai shall have the right, exercisable upon not less than five (5) Business Days' prior written notice to CAS, to audit or cause an independent third-party auditor to audit the books, records, accounts, and bank statements of CAS solely to the extent necessary to verify CAS's compliance with its obligations under this Section 5(d), including the completeness and accuracy of all Misdirected Payments received and remittances made. Such audits shall be conducted during normal business hours in a manner that does not unreasonably disrupt CAS's business operations. The cost of any such audit shall be borne by Banzai; provided, however, that if any such audit reveals a shortfall in remittances to Banzai of more than five percent (5%) of total Misdirected Payments for the audited period, CAS shall bear the reasonable cost of such audit. Banzai shall not exercise its audit rights under this Section 5(d)(v) more than four times per calendar year. The obligations of CAS under this Section 5(d) (including recordkeeping, reporting, and audit rights) shall survive the expiration or earlier termination of this Agreement for the duration of the applicable records-retention period set forth herein.

(e)
All amounts payable by CAS hereunder shall be remitted to Banzai in United States dollars to a bank to be designated in the invoice or otherwise in writing by Banzai, unless otherwise provided for and agreed upon in writing by the Parties.
6.
Notwithstanding anything to the contrary in this Agreement or the Asset Purchase Agreement, Banzai may elect, in its sole discretion, to set off against any Base Earn-Out Consideration, any purchase price, or any other amounts payable by Banzai to CAS pursuant to the Asset Purchase Agreement or this Agreement, any amounts that are then due and owing (or that have accrued but are not yet due) by CAS to Banzai pursuant to this Agreement, including, without limitation, any unpaid Service Fee, any fees required to be remitted to Banzai pursuant to Section 5(c), any Misdirected Payments required to be remitted to Banzai pursuant to Section 5(d), and any indemnification obligations of CAS pursuant to Section 9. Any such setoff shall be deemed to satisfy CAS's payment obligation to the extent of the amount so set off, and Banzai shall provide CAS with written notice of any setoff exercised pursuant to this Section, together with reasonable detail of the amounts set off and the obligations to which such setoff relates.
7.
No Representations or Warranties. EXCEPT FOR THE RE-PERFORMANCE OBLIGATION SET FORTH IN SECTION 10(e), BANZAI MAKES NO EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE SERVICES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY AND ALL REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.
8.
Status of Employees and Facilities. Whenever Banzai utilizes its (or its Affiliates’) employees to perform the Services for CAS pursuant to this Agreement, such employees shall at all times remain subject to the direction and control of Banzai (or its Affiliates), and CAS shall have no liability to such Persons for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations by virtue of the relationships established under this Agreement. Banzai shall have complete discretion to supervise and manage such employees and any third-party contractors providing the Services on behalf of Banzai, and Banzai is not required to continue employment for any specific individual personnel of Banzai or its Affiliates or to maintain engagements with specific third-party contractors. No equipment or facility of Banzai used in performing the Services for or subject to use by CAS shall be deemed to be transferred, assigned, conveyed, or leased by such performance or use. Banzai shall maintain appropriate security, maintenance and insurance coverage on such equipment or facility.
9.
Proprietary Rights.
(a)
To the extent Banzai or its Affiliates use any proprietary intellectual property rights owned by or licensed to Banzai or its Affiliates in providing the Services, such proprietary intellectual property rights, and any derivative works thereof, or modifications or improvements thereto, conceived or created as part of the provision of Services will, as between the Parties, remain the sole property of Banzai or its Affiliate.
(b)
Subject to compliance with the terms hereof, Banzai hereby grants to CAS a worldwide, royalty-free, non-divisible, non-transferable, and non-exclusive license to the Banzai intellectual property rights acquired by Banzai pursuant to the Asset Purchase Agreement (the “Acquired IP”), with the limited right to sublicense only as set forth in Section 8(c), for the limited purpose of allowing CAS to remaining in compliance with the CAS Unassigned Contracts.
(c)
CAS shall have the limited right to continue to sublicense the Acquired IP to the customers of CAS under the CAS Unassigned Contracts, for the limited purpose of remaining in compliance with such CAS Unassigned Contracts; provided, however, that CAS shall only enter into new sublicenses, or amend, revise or modify any existing sublicenses upon instruction by Banzai or with Banzai’s prior written consent.
(d)
Each Party shall comply with its obligations under all applicable data protection laws in respect of the Services to be provided under this Agreement. Each Party agrees in respect of any such personal data supplied to it by the other Party that it shall: (i) only act on instructions from the other Party regarding the processing of such personal data under this Agreement and shall ensure that appropriate technical and organizational measures shall be taken against unauthorized or unlawful processing of the personal data and against accidental loss or destruction of, or damage to, the personal data; and (ii) comply with any reasonable request made by the other Party to ensure compliance with the measures contained in this Section 8(d).
10.
Indemnification.
(a)
From and after the date of this Agreement, Banzai shall indemnify, defend and hold harmless the CAS, its Affiliates and their respective Representatives (the “CAS Indemnified Parties”) from and against all Losses asserted against, imposed upon or incurred by the CAS Indemnified Parties resulting from, arising out of, based upon or otherwise in respect of any third party claim arising out of the gross negligence or willful misconduct of Banzai in the performance of its obligations under this Agreement, except to the extent any such Losses arise out of or result from the gross negligence or willful misconduct of CAS.
(b)
From and after the date of this Agreement, CAS shall indemnify, defend and hold harmless the Banzai, its Affiliates and their respective Representatives (the “Banzai Indemnified Parties”) from and against all Losses asserted against, imposed upon or incurred by the Banzai Indemnified Parties resulting from, arising out of, based upon or otherwise in respect of any third party claim arising out of the gross negligence or willful misconduct of CAS in the performance of its obligations under this Agreement, except to the extent any such Losses arise out of or result from the gross negligence or willful misconduct of Banzai.
(c)
In the event Banzai (or any Banzai Indemnified Party) or CAS (or any CAS Indemnified Party) shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Article XII of the Asset Purchase Agreement as if fully set forth herein.
(d)
Independent of, severable from, and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, NO PARTY WILL BE LIABLE TO ANY OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM ANY OTHER PARTY’S RIGHTS) FOR PUNITIVE, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY LOSS OF USE, LOSS OF BUSINESS, LOSS OF PROFIT OR LOSS OF GOODWILL.
(e)
Except as otherwise provided in this Section 9, Banzai’s sole responsibility to CAS for errors or omissions in providing the Services shall be to re-perform such Services promptly and properly in a diligent manner, at no additional cost or expense; provided, however, that each Party shall use reasonable best efforts to detect any such errors or omissions and promptly advise the other Party of any such error or omission of which it becomes aware.
11.
Confidentiality. Each Party acknowledges that during the course of providing Services hereunder, or in the course of receiving Services hereunder, the other Party may disclose to it certain confidential information. Each Party agrees to use such confidential information only for the purposes for which it was disclosed and in accordance with the terms and conditions set forth in Section 10.4 of the Asset Purchase Agreement.
12.
Independent Contractor Status. Each Party shall be deemed to be an independent contractor to the other Party. Nothing contained in this Agreement shall create or be deemed to create an employment, agency, joint venture, or partnership relationship between CAS and Banzai. The terms of this Agreement are not intended to cause any of the Parties and their Affiliates to become a joint employer for any purpose. Each of the Parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other Party (or any Affiliates thereof) or provide it with the ability to control such other Party (or any Affiliates thereof), and each Party expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other Party (or any Affiliates thereof). Nothing in this Agreement shall oblige either Party to act in breach of the requirements of any Law applicable to it, including securities and telecommunications laws, written policy statements of securities commissions, telecommunications and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organizations.
13.
Notices.

(a)
All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (provided any such electronic mail transmission is confirmed by written confirmation), or addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:
(i)
If to Banzai, to:

Banzai International, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Attn: Joseph Davy

E-mail: [*]

(ii)
If to CAS:

ConnectAndSell, Inc.

50 University Avenue, Ste B310

Los Gatos, CA 95030

Attn: Jonti McLaren, President

E-mail: [*]

(b)
Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by electronic mail transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and electronic mail address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 12.
14.
Governing Law; Jurisdiction; Waiver of Jury Trial; Judicial Reference.
(a)
This Agreement and any claim, controversy or dispute arising under or related to this Agreement, or the transactions contemplated hereby or the rights, duties and relationship of the Parties and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
(b)
Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of Delaware or of the United States District Court for the District of Delaware and by execution and delivery of this Agreement, each Party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement. Each Party hereto waives personal service of any summons, complaint, or other process, which may be made by any other means permitted by Delaware law.
(c)
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
15.
Amendments; Waivers. No alteration, modification or change of this Agreement, including the Services set forth on the Services Attachment, shall be valid except by an agreement in writing executed by the Parties. Except as otherwise expressly set forth herein, no failure or delay by any Party in exercising any right, power, or privilege hereunder (and no course of dealing between or among any of the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.
16.
Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, such consent to be withheld for any reason, and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon the Parties and their successors and permitted assigns.
17.
Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law. Upon such determination that any term or other provision is invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

18.
Entire Agreement. The Asset Purchase Agreement and this Agreement collectively represent the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement. Each Party hereby represents, acknowledges, and agrees that it has not relied on any representation, warranty, covenant, understanding, agreement, written or oral, discussion, or negotiation not expressly contained herein or in the Asset Purchase Agreement in entering into this Agreement.
19.
Fees and Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives, and each Party shall be responsible for all fees or commissions payable to any finder, broker, advisor, or similar Person retained by or on behalf of such Party.
20.
Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by electronic signatures. The Parties hereto expressly agree to conduct the transactions contemplated by this Agreement by electronic means. Delivery of an executed signature page to this Agreement by electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
21.
Enforcement of Agreement. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder, at law or in equity.
22.
Related Party Liability. Other than the Parties to this Agreement and their successors and assigns, no past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of CAS or Banzai or any of their respective Affiliates shall have any liability for any obligations or liabilities of CAS or Banzai, as applicable, under this Agreement, or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
23.
Controlling Provisions. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Asset Purchase Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the Parties regarding the Services.

24.
Survival. The provisions of Sections 9 through 24 shall survive the expiration or earlier termination of this Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf on the day and year first above written.

ConnectandSell, Inc.

a Delaware corporation

By:	/s/
Name:	Jonti McLaren
Title:	President

BANZAI INTERNATIONAL, INC.

a Delaware corporation

By:	/s/
Name:	Joseph P. Davy
Title:	Chief Executive Officer